1 of 2
                                                                      EXHIBIT 11
                            GENERAL ELECTRIC COMPANY
                      COMPUTATION OF PER SHARE EARNINGS -a)


(Shares in thousands; dollar amounts, except earnings per share, in millions)

                                                         Basic                      Fully
                                                       Earnings      Primary      diluted
                                                     per common     earnings     earnings
THIRD QUARTER ENDED SEPTEMBER 30, 1997                    share    per share    per share
                                                     ----------   ----------   ----------
Net earnings applicable to common stock              $    2,014   $    2,014   $    2,014
Dividend equivalents (net of tax) applicable
  to deferred incentive compensation shares                --              3            3
                                                     ----------   ----------   ----------
   Earnings for per-share calculations               $    2,014   $    2,017   $    2,017
                                                     ----------   ----------   ----------

Average number of shares outstanding                  3,269,409    3,269,409    3,269,409
Average number of deferred incentive
   compensation shares                                     --         14,750       14,750
Average stock option shares                                --         53,912       54,011
Average number of restricted stock units                   --          5,137        5,143
                                                     ----------   ----------   ----------
   Shares for earnings calculation                    3,269,409    3,343,208    3,343,313
                                                     ----------   ----------   ----------
Earnings per share                                   $     0.62   $     0.60   $     0.60
                                                     ==========   ==========   ==========

THIRD QUARTER ENDED SEPTEMBER 30, 1996

Net earnings applicable to common stock              $    1,788   $    1,788   $    1,788
Dividend equivalents (net of tax) applicable
  to deferred incentive compensation shares                --              2            2
                                                     ----------   ----------   ----------
   Earnings for per-share calculations               $    1,788   $    1,790   $    1,790
                                                     ----------   ----------   ----------

Average number of shares outstanding                  3,297,675    3,297,675    3,297,675
Average number of deferred incentive
   compensation shares                                     --         15,160       15,160
Average stock option shares                                --         43,485       47,101
Average number of restricted stock units                   --          4,138        4,350
                                                     ----------   ----------   ----------
   Shares for earnings calculation                    3,297,675    3,360,458    3,364,286
                                                     ----------   ----------   ----------

Earnings per share                                   $     0.54   $     0.53   $     0.53
                                                     ==========   ==========   ==========


(a- Adjusted for the two-for-one stock split on April 28, 1997.


2 of 2
                                                                      EXHIBIT 11
                            GENERAL ELECTRIC COMPANY
                      COMPUTATION OF PER SHARE EARNINGS -a)

(Shares in thousands; dollar amounts, except earnings per share, in millions)

                                                             Basic                      Fully
                                                           Earnings      Primary      diluted
                                                         per common     earnings     earnings
NINE MONTHS ENDED SEPTEMBER 30, 1997                          share    per share    per share
                                                         ----------   ----------   ----------
Net earnings applicable to common stock                  $    5,853   $    5,853   $    5,853
Dividend equivalents (net of tax) applicable
  to deferred incentive compensation shares                    --              8            8
                                                         ----------   ----------   ----------
   Earnings for per-share calculations                   $    5,853   $    5,861   $    5,861
                                                         ----------   ----------   ----------

Average number of shares outstanding                      3,277,217    3,277,217    3,277,217
Average number of deferred incentive
   compensation shares                                         --         14,955       14,955
Average stock option shares                                    --         52,427       57,711
Average number of restricted stock units                       --          4,795        5,085
                                                         ----------   ----------   ----------
   Shares for earnings calculation                        3,277,217    3,349,394    3,354,968
                                                         ----------   ----------   ----------

Earnings per share                                       $     1.79   $     1.75   $     1.75
                                                         ==========   ==========   ==========

NINE MONTHS ENDED SEPTEMBER 30, 1996

Net earnings applicable to common stock                  $    5,213   $    5,213   $    5,213
Dividend equivalents (net of tax) applicable
  to deferred incentive compensation shares                    --              5            5

                                                         ----------   ----------   ----------
   Earnings for per-share calculations                   $    5,213   $    5,218   $    5,218
                                                         ----------   ----------   ----------

Average number of shares outstanding                      3,311,971    3,311,971    3,311,971
Average number of deferred incentive
   compensation shares                                         --         15,578       15,578
Average stock option shares                                    --         41,832       47,950
Average number of restricted stock units                       --          3,878        4,242
                                                         ----------   ----------   ----------
   Shares for earnings calculation                        3,311,971    3,373,259    3,379,741
                                                         ----------   ----------   ----------
Earnings per share                                       $     1.57   $     1.55   $     1.54
                                                         ==========   ==========   ==========

(a- Adjusted for the two-for-one stock split on April 28, 1997.